ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2018 RESULTS

NEW YORK—February 13, 2019 —Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter and year ended December 31, 2018.

Financial Highlights

•	GAAP net income (loss) of ($1.74) per average common share for the quarter, ($0.06) for the year ended 2018

•	Core earnings (excluding PAA) of $0.29 per average common share for the quarter, $1.20 for the year ended 2018

•	GAAP return on average equity of 0.38% and core return on average equity (excluding PAA) of 10.99% for the year ended 2018

•	Book value per common share of $9.39

•	Economic leverage of 7.0x as compared to 6.7x at September 30, 2018 and 6.6x at December 31, 2017

•	Net interest margin (excluding PAA) of 1.49% as compared to 1.50% in the prior quarter

•	Declared 21st consecutive quarterly dividend of $0.30 per common share

Business Highlights
Investment and Capital Growth

•	Further advanced Annaly's diversification strategy by adding $4.2 billion(1) of credit assets throughout 2018, an increase of 65%(2) year-over-year

•	Utilized new origination partnerships for Residential Credit, which contributed to total portfolio growth of 17% in 2018

•	Expanded Commercial Real Estate coverage model with enhanced regional origination presence and capital markets efforts, which drove total portfolio growth of 24% year-over-year

•
Heightened focus on lead arranger roles in Middle Market Lending with emphasis on larger, more concentrated positions in high quality credit assets, which contributed to portfolio growth of 87% in 2018

•	Acquired MTGE Investment Corp. in September 2018 for $906 million, representing Annaly's third acquisition since the beginning of 2013

•
Raised over $2 billion of common and preferred equity since the beginning of 2018, including gross proceeds of $840 million through an overnight common equity offering in January, representing the first equity offering across the U.S. capital markets in 2019

Financing and Liquidity

•	Added $900 million of credit financing capacity through three new facilities and upsizing of existing facilities since the beginning of 2018

•	Completed four residential whole loan securitizations since the beginning of 2018 for an aggregate of $1.5 billion, solidifying market access as a programmatic issuer

•
Ended 2018 with $7.7 billion in unencumbered assets, reflecting the strength of Annaly’s liquidity position to continue to support opportunistic portfolio expansion and manage through periods of volatility

"In 2018, we were successful in accomplishing many of our strategic goals and delivered strong financial performance despite a challenging market environment," commented Kevin Keyes, Chairman, Chief Executive Officer and President. "These achievements are a direct result of the advancements made in our internal and external growth strategies. In 2018, we opportunistically grew our capital allocation to credit through our diversified investment expertise and proprietary origination partners. Additionally, we enhanced our external growth strategy through further consolidation of the industry and our industry leading execution in the capital markets. Given our numerous and broad strategic priorities for this year and beyond, we continue to place heightened focus on our liquidity, disciplined investment approach and diversified financing alternatives for each of our businesses."
_____________________________________________
(1) Includes unfunded commitments of $161 million
(2) Excludes loans acquired through securitization call rights and assets onboarded in connection with the MTGE Investment Corp. acquisition

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017:

	December 31, 2018	September 30, 2018	December 31, 2017
Book value per common share (1)	$9.39	$10.03	$11.34
Economic leverage at period-end (2)	7.0:1	6.7:1	6.6:1
GAAP net income (loss) per average common share (3)	$(1.74)	$0.29	0.62
Annualized GAAP return (loss) on average equity	(62.05)%	10.73%	20.58%
Net interest margin (4)	1.34%	1.49%	1.47%
Average yield on interest earning assets (5)	3.21%	3.21%	2.97%
Average cost of interest bearing liabilities (6)	2.22%	2.08%	1.83%
Net interest spread	0.99%	1.13%	1.14%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (3)(7)	$0.29	$0.30	$0.31
Core earnings per average common share (3)(7)	$0.26	$0.29	$0.30
PAA cost (benefit) per average common share	$0.03	$0.01	$0.01
Annualized core return on average equity (excluding PAA)	11.48%	10.85%	10.67%
Net interest margin (excluding PAA) (4)	1.49%	1.50%	1.51%
Average yield on interest earning assets (excluding PAA) (5)	3.38%	3.22%	3.02%
Net interest spread (excluding PAA)	1.16%	1.14%	1.19%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Book value per common share at September 30, 2018 includes 10.6 million shares of the Company's common stock that were pending issuance to shareholders of MTGE Investment Corp. ("MTGE") at September 30, 2018 in connection with the Company's acquisition of MTGE.

(2)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative and CMBX notional outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.

(3)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(4)
Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

(5)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(6)
Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(7)
Beginning with the quarter ended September 30, 2018, the Company updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations, including the acquisition of MTGE in September 2018. Refer to the section titled "Non-GAAP Financial Measures" for a complete discussion of core earnings and core earnings (excluding PAA) per average common share, and other non-GAAP financial measures. Prior period results have not been adjusted to conform to the revised calculation as the impact in each of those periods is not material.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2018 Investor Presentation and the Fourth Quarter 2018 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the fourth quarter 2018 earnings conference call on February 14, 2019 at 9:00 a.m. Eastern Time. The number to call is 844-512-2926 for domestic calls and 412-317-6300 for international calls. The conference passcode is 4136971. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10128325. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,735,749	$1,082,747	$1,135,329	$984,275	$706,589
Securities	92,623,788	91,338,611	88,478,689	90,539,192	92,563,572
Loans, net	4,585,975	4,224,203	3,692,172	3,208,617	2,999,148
Mortgage servicing rights	557,813	588,833	599,014	596,378	580,860
Assets transferred or pledged to securitization vehicles	3,833,200	4,287,821	3,066,270	3,256,621	3,306,133
Real estate, net	739,473	753,014	477,887	480,063	485,953
Derivative assets	200,503	404,841	212,138	230,302	313,885
Reverse repurchase agreements	650,040	1,234,704	259,762	200,459	—
Receivable for unsettled trades	68,779	1,266,840	21,728	45,126	1,232
Interest receivable	357,365	347,278	323,769	326,989	323,526
Goodwill and intangible assets, net	100,854	103,043	91,009	92,763	95,035
Other assets	333,988	329,868	475,230	421,448	384,117
Total assets	$105,787,527	$105,961,803	$98,832,997	$100,382,233	$101,760,050
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$81,115,874	$79,073,026	$75,760,655	$78,015,431	$77,696,343
Other secured financing	4,183,311	4,108,547	3,760,487	3,830,075	3,837,528
Debt issued by securitization vehicles	3,347,062	3,799,542	2,728,692	2,904,873	2,971,771
Mortgages payable	511,056	511,588	309,878	309,794	309,686
Derivative liabilities	889,750	379,794	494,037	580,941	607,854
Payable for unsettled trades	583,036	2,505,428	1,108,834	91,327	656,581
Interest payable	570,928	399,605	478,439	284,696	253,068
Dividends payable	394,129	102,811	349,300	347,897	347,876
Other liabilities	74,580	125,606	68,819	74,264	207,770
Total liabilities	91,669,726	91,005,947	85,059,141	86,439,298	86,888,477
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,778,168	1,778,168	1,723,168	1,723,168	1,720,381
Common stock, par value $0.01 per share (3)	13,138	13,031	11,643	11,597	11,596
Additional paid-in capital	18,794,331	18,793,706	17,268,596	17,218,191	17,221,265
Accumulated other comprehensive income (loss)	(1,979,865)	(3,822,956)	(3,434,447)	(3,000,080)	(1,126,020)
Accumulated deficit	(4,493,660)	(1,811,955)	(1,800,370)	(2,015,612)	(2,961,749)
Total stockholders’ equity	14,112,112	14,949,994	13,768,590	13,937,264	14,865,473
Noncontrolling interests	5,689	5,862	5,266	5,671	6,100
Total equity	14,117,801	14,955,856	13,773,856	13,942,935	14,871,573
Total liabilities and equity	$105,787,527	$105,961,803	$98,832,997	$100,382,233	$101,760,050

(1)	Derived from the audited consolidated financial statements at December 31, 2017.

(2)
7.625% Series C Cumulative Redeemable Preferred Stock - Includes 7,000,000 shares authorized, issued and outstanding at December 31, 2018 and September 30, 2018. Includes 12,000,000 shares authorized and 7,000,000 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 12,000,000 shares authorized, issued and outstanding at December 31, 2017.

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.
7.625% Series E Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at December 31, 2018 and September 30, 2018. Includes 11,500,000 shares authorized and 0 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 11,500,000 shares authorized, issued and outstanding at December 31, 2017.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding at December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018. Includes 0 shares authorized, issued and outstanding at December 31, 2017.
8.125% Series H Cumulative Redeemable Preferred Stock - Includes 2,200,000 shares authorized, issued and outstanding at December 31, 2018 and September 30, 2018. Includes 0 shares authorized, issued and outstanding at June 30, 2018, March 31, 2018 and December 31, 2017.

(3)
Includes 1,924,050,000 shares authorized and 1,313,763,450 shares issued and outstanding at December 31, 2018. Includes 1,924,050,000 shares authorized and 1,303,079,555 shares issued and outstanding at September 30, 2018. Includes 1,909,750,000 shares authorized and 1,164,333,831 shares issued and outstanding at June 30, 2018. Includes 1,909,750,000 shares authorized and 1,159,657,350 shares issued and outstanding at March 31, 2018. Includes 1,929,300,000 shares authorized and 1,159,585,078 shares issued and outstanding at December 31, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net interest income
Interest income	$859,674	$816,596	$776,806	$879,487	$745,423
Interest expense	586,774	500,973	442,692	367,421	318,711
Net interest income	272,900	315,623	334,114	512,066	426,712
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	65,889	51,349	31,475	(48,160)	(82,271)
Realized gains (losses) on termination or maturity of interest rate swaps	—	575	—	834	(160,075)
Unrealized gains (losses) on interest rate swaps	(1,313,882)	417,203	343,475	977,285	484,447
Subtotal	(1,247,993)	469,127	374,950	929,959	242,101
Net gains (losses) on disposal of investments	(747,505)	(324,294)	(66,117)	13,468	7,895
Net gains (losses) on other derivatives	(484,872)	94,827	34,189	(47,145)	121,334
Net unrealized gains (losses) on instruments measured at fair value through earnings	(18,169)	(39,944)	(48,376)	(51,593)	(12,115)
Loan loss provision	(3,496)	—	—	—	—
Subtotal	(1,254,042)	(269,411)	(80,304)	(85,270)	117,114
Total realized and unrealized gains (losses)	(2,502,035)	199,716	294,646	844,689	359,215
Other income (loss)	52,377	(10,643)	34,170	34,023	25,064
General and administrative expenses
Compensation and management fee	43,750	45,983	45,579	44,529	44,129
Other general and administrative expenses	33,323	80,526	18,202	17,981	15,128
Total general and administrative expenses	77,073	126,509	63,781	62,510	59,257
Income (loss) before income taxes	(2,253,831)	378,187	599,149	1,328,268	751,734
Income taxes	1,041	(7,242)	3,262	564	4,963
Net income (loss)	(2,254,872)	385,429	595,887	1,327,704	746,771
Net income (loss) attributable to noncontrolling interests	17	(149)	(32)	(96)	(151)
Net income (loss) attributable to Annaly	(2,254,889)	385,578	595,919	1,327,800	746,922
Dividends on preferred stock (1)	32,494	31,675	31,377	33,766	32,334
Net income (loss) available (related) to common stockholders	$(2,287,383)	$353,903	$564,542	$1,294,034	$714,588
Net income (loss) per share available (related) to common stockholders
Basic	$(1.74)	$0.29	$0.49	$1.12	$0.62
Diluted	$(1.74)	$0.29	$0.49	$1.12	$0.62
Weighted average number of common shares outstanding
Basic	1,314,377,748	1,202,353,851	1,160,436,777	1,159,617,848	1,151,653,296
Diluted	1,314,377,748	1,202,353,851	1,160,979,451	1,160,103,185	1,152,138,887
Other comprehensive income (loss)
Net income (loss)	$(2,254,872)	$385,429	$595,887	$1,327,704	$746,771
Unrealized gains (losses) on available-for-sale securities	1,100,052	(719,609)	(505,130)	(1,879,479)	(487,597)
Reclassification adjustment for net (gains) losses included in net income (loss)	743,039	331,100	70,763	5,419	1,726
Other comprehensive income (loss)	1,843,091	(388,509)	(434,367)	(1,874,060)	(485,871)
Comprehensive income (loss)	(411,781)	(3,080)	161,520	(546,356)	260,900
Comprehensive income (loss) attributable to noncontrolling interests	17	(149)	(32)	(96)	(151)
Comprehensive income (loss) attributable to Annaly	(411,798)	(2,931)	161,552	(546,260)	261,051
Dividends on preferred stock (1)	32,494	31,675	31,377	33,766	32,334
Comprehensive income (loss) attributable to common stockholders	$(444,292)	$(34,606)	$130,175	$(580,026)	$228,717

(1)	The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2018	December 31, 2017 (1)
	(unaudited)
Net interest income
Interest income	$3,332,563	$2,493,126
Interest expense	1,897,860	1,008,354
Net interest income	1,434,703	1,484,772
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	100,553	(371,108)
Realized gains (losses) on termination or maturity of interest rate swaps	1,409	(160,133)
Unrealized gains (losses) on interest rate swaps	424,081	512,918
Subtotal	526,043	(18,323)
Net gains (losses) on disposal of investments	(1,124,448)	(3,938)
Net gains (losses) on other derivatives	(403,001)	261,438
Net unrealized gains (losses) on instruments measured at fair value through earnings	(158,082)	(39,684)
Loan loss provision	(3,496)	—
Subtotal	(1,689,027)	217,816
Total realized and unrealized gains (losses)	(1,162,984)	199,493
Other income (loss)	109,927	115,857
General and administrative expenses
Compensation and management fee	179,841	164,322
Other general and administrative expenses	150,032	59,802
Total general and administrative expenses	329,873	224,124
Income (loss) before income taxes	51,773	1,575,998
Income taxes	(2,375)	6,982
Net income (loss)	54,148	1,569,016
Net income (loss) attributable to noncontrolling interests	(260)	(588)
Net income (loss) attributable to Annaly	54,408	1,569,604
Dividends on preferred stock	129,312	109,635
Net income (loss) available (related) to common stockholders	$(74,904)	$1,459,969
Net income (loss) per share available (related) to common stockholders
Basic	$(0.06)	$1.37
Diluted	$(0.06)	$1.37
Weighted average number of common shares outstanding
Basic	1,209,601,809	1,065,923,652
Diluted	1,209,601,809	1,066,351,616
Other comprehensive income (loss)
Net income (loss)	$54,148	$1,569,016
Unrealized gains (losses) on available-for-sale securities	(2,004,166)	(89,997)
Reclassification adjustment for net (gains) losses included in net income (loss)	1,150,321	49,870
Other comprehensive income (loss)	(853,845)	(40,127)
Comprehensive income (loss)	(799,697)	1,528,889
Comprehensive income (loss) attributable to noncontrolling interests	(260)	(588)
Comprehensive income (loss) attributable to Annaly	(799,437)	1,529,477
Dividends on preferred stock	129,312	109,635
Comprehensive income (loss) attributable to common stockholders	$(928,749)	$1,419,842

(1)	Derived from the audited consolidated financial statements for the year ended December 31, 2017.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2018, September 30, 2018, and December 31, 2017:

	December 31, 2018	September 30, 2018	December 31, 2017
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	93%	92%	90%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	7%	8%	10%
Weighted average experienced CPR for the period	7.9%	10.3%	9.8%
Weighted average projected long-term CPR at period-end	10.1%	9.1%	10.4%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	77	55	58
Hedge ratio (1)	94%	96%	70%
Weighted average pay rate on interest rate swaps at period-end (2)	2.17%	2.10%	2.22%
Weighted average receive rate on interest rate swaps at period-end (2)	2.68%	2.33%	1.58%
Weighted average net rate on interest rate swaps at period-end (2)	(0.51)%	(0.23)%	0.64%
Leverage at period-end (3)	6.3:1	5.9:1	5.7:1
Economic leverage at period-end (4)	7.0:1	6.7:1	6.6:1
Capital ratio at period-end	12.1%	12.6%	12.9%
Performance related metrics
Book value per common share (5)	$9.39	$10.03	$11.34
GAAP net income (loss) per average common share (6)	$(1.74)	$0.29	$0.62
Annualized GAAP return (loss) on average equity	(62.05)%	10.73%	20.58%
Net interest margin	1.34%	1.49%	1.47%
Average yield on interest earning assets (7)	3.21%	3.21%	2.97%
Average cost of interest bearing liabilities (8)	2.22%	2.08%	1.83%
Net interest spread	0.99%	1.13%	1.14%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (9)	12.22%	11.73%	10.09%
Core earnings metrics *
Core earnings (excluding PAA) per average common share (6)	$0.29	$0.30	$0.31
Core earnings per average common share (6)	$0.26	$0.29	$0.30
PAA cost (benefit) per average common share	$0.03	$0.01	$0.01
Annualized core return on average equity (excluding PAA)	11.48%	10.85%	10.67%
Net interest margin (excluding PAA)	1.49%	1.50%	1.51%
Average yield on interest earning assets (excluding PAA) (7)	3.38%	3.22%	3.02%
Net interest spread (excluding PAA)	1.16%	1.14%	1.19%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative and CMBX notional outstanding and net forward purchases of investments divided by total equity.

(5)
Book value per common share at September 30, 2018 includes 10.6 million shares of the Company's common stock that were pending issuance to shareholders of MTGE at September 30, 2018 in connection with the Company's acquisition of MTGE.

(6)
Net of dividends on preferred stock. The quarter ended December 31, 2017 excludes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(7)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(8)
Average cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average amortized cost during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(9)	Based on the closing price of the Company’s common stock of $9.82, $10.23 and $11.89 at December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
Agency mortgage-backed securities	$90,752,995	$89,290,128	$90,551,763
Credit risk transfer securities	552,097	688,521	651,764
Non-agency mortgage-backed securities	1,161,938	1,173,467	1,097,294
Commercial mortgage-backed securities	156,758	186,495	262,751
Total securities	$92,623,788	$91,338,611	$92,563,572
Residential mortgage loans	$1,359,806	$1,217,139	$958,546
Commercial real estate debt and preferred equity	1,296,803	1,435,865	1,029,327
Loans held for sale, net	42,184	42,325	—
Corporate debt	1,887,182	1,528,874	1,011,275
Total loans	$4,585,975	$4,224,203	$2,999,148
Mortgage servicing rights	$557,813	$588,833	$580,860
Residential mortgage loans transferred or pledged to securitization vehicles	$1,094,831	$765,876	$479,776
Commercial real estate debt transferred or pledged to securitization vehicles	2,738,369	3,521,945	2,826,357
Assets transferred or pledged to securitization vehicles	$3,833,200	$4,287,821	$3,306,133
Real estate, net	$739,473	$753,014	$485,953
Total residential and commercial investments	$102,340,249	$101,192,482	$99,935,666

Non-GAAP Financial Measures
Beginning with the quarter ended September 30, 2018, the Company updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations, including the acquisition of MTGE in September 2018. Compared to prior periods, the revised definition of core earnings includes coupon income (expense) on CMBX positions (reported in Net gains (losses) on other derivatives) and excludes depreciation and amortization expense on real estate and related intangibles (reported in Other income (loss)), non-core income (loss) allocated to equity method investments (reported in Other income (loss)) and the income tax effect of non-core income (loss) (reported in Income taxes). Prior period results have not been adjusted to conform to the revised calculation as the impact in each of those periods is not material.
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Core earnings and core earnings (excluding PAA), core earnings attributable to common stockholders and core earnings attributable to common stockholders (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation and amortization expense on real estate and related intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items), and core earnings (excluding PAA), which is defined as core earnings excluding the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities, are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(2,254,872)	$385,429	$746,771
Net income (loss) attributable to noncontrolling interests	17	(149)	(151)
Net income (loss) attributable to Annaly	(2,254,889)	385,578	746,922
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	—	(575)	160,075
Unrealized (gains) losses on interest rate swaps	1,313,882	(417,203)	(484,447)
Net (gains) losses on disposal of investments	747,505	324,294	(7,895)
Net (gains) losses on other derivatives	484,872	(94,827)	(121,334)
Net unrealized (gains) losses on instruments measured at fair value through earnings	18,169	39,944	12,115
Loan loss provision	3,496	—	—
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	11,000	9,278	—
Non-core (income) loss allocated to equity method investments (1)	(10,307)	(2,358)	—
Non-core other (income) loss (2)	—	44,525	—
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (3)	3,816	60,081	—
Income tax effect of non-core income (loss) items	3,334	886	—
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (4)	69,572	56,570	89,479
MSR amortization (5)	(18,753)	(19,913)	(19,331)
Core earnings *	371,697	386,280	375,584
Less:
Premium amortization adjustment cost (benefit)	45,472	3,386	11,367
Core earnings (excluding PAA) *	$417,169	$389,666	$386,951

Dividends on preferred stock	32,494	31,675	32,334
Core earnings attributable to common stockholders *	$339,203	$354,605	$343,250
Core earnings attributable to common stockholders (excluding PAA) *	$384,675	$357,991	$354,617
GAAP net income (loss) per average common share	$(1.74)	$0.29	$0.62
Core earnings per average common share *	$0.26	$0.29	$0.30
Core earnings (excluding PAA) per average common share *	$0.29	$0.30	$0.31
Annualized GAAP return (loss) on average equity	(62.05)%	10.73%	20.58%
Annualized core return on average equity (excluding PAA) *	11.48%	10.85%	10.67%

	For the years ended
	December 31, 2018	December 31, 2017
	(dollars in thousands, except per share data)
GAAP net income (loss)	$54,148	$1,569,016
Net income (loss) attributable to noncontrolling interests	(260)	(588)
Net income (loss) attributable to Annaly	54,408	1,569,604
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	(1,409)	160,133
Unrealized (gains) losses on interest rate swaps	(424,081)	(512,918)
Net (gains) losses on disposal of investments	1,124,448	3,938
Net (gains) losses on other derivatives	403,001	(261,438)
Net unrealized (gains) losses on instruments measured at fair value through earnings	158,082	39,684
Loan loss provision	3,496	—
Adjustments to exclude components of other (income) loss
Depreciation and amortization expense related to commercial real estate	20,278	—
Non-core (income) loss allocated to equity method investments (1)	(12,665)	—
Non-core other (income) loss (2)	44,525	—
Adjustments to exclude components of general and administrative expenses and income taxes
Transaction expenses and non-recurring items (3)	65,416	—
Income tax effect of non-core income (loss) items	4,220	—
Adjustments to add back components of realized and unrealized (gains) losses
TBA dollar roll income and CMBX coupon income (4)	276,986	334,824
MSR amortization (5)	(79,764)	(66,667)
Core earnings *	1,636,941	1,267,160
Less:
Premium amortization adjustment cost (benefit)	(62,021)	141,836
Core earnings (excluding PAA) *	$1,574,920	$1,408,996

Dividends on preferred stock	129,312	109,635
Core earnings attributable to common stockholders *	$1,507,629	$1,157,525
Core earnings attributable to common stockholders (excluding PAA) *	$1,445,608	$1,299,361
GAAP net income (loss) per average common share	$(0.06)	$1.37
Core earnings per average common share *	$1.25	$1.09
Core earnings (excluding PAA) per average common share *	$1.20	$1.22
Annualized GAAP return (loss) on average equity	0.38%	11.73%
Annualized core return on average equity (excluding PAA) *	10.99%	10.54%

*	Represents a non-GAAP financial measure.

(1)
Beginning with the quarter ended September 30, 2018, the Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). The quarter and year ended December 31, 2018 also include a realized gain on sale within an unconsolidated joint venture, which is a component of Other income (loss).

(2)
The quarter ended September 30, 2018 and the year ended December 31, 2018 reflect the amount of consideration paid for the acquisition of MTGE in excess of the fair value of net assets acquired. This amount is primarily attributable to a decline in portfolio valuation between the pricing and closing dates of the transaction and is consistent with changes in market values observed for similar instruments over the same period.

(3)	Represents costs incurred in connection with the MTGE transaction and costs incurred in connection with securitizations of residential whole loans.

(4)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.2 million for each of the quarters ended December 31, 2018 and September 30, 2018, and $2.3 million for the year ended December 31, 2018. There were no adjustments for CMBX coupon income prior to September 30, 2018.

(5)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a “pay-as-you-go” contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings.

Premium Amortization Expense ("PAA")
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio for the quarters ended December 31, 2018, September 30, 2018, and December 31, 2017:

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(dollars in thousands)
Premium amortization expense (accretion)	$220,131	$187,537	$203,951
Less: PAA cost (benefit)	45,472	3,386	11,367
Premium amortization expense (excluding PAA)	$174,659	$184,151	$192,584

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(per average common share)
Premium amortization expense (accretion)	$0.17	$0.16	$0.18
Less: PAA cost (benefit) (1)	0.03	0.01	0.01
Premium amortization expense (excluding PAA)	$0.14	$0.15	$0.17

(1)
The Company separately calculates core earnings per average common share and core earnings (excluding PAA) per average common share, with the difference between these two per share amounts attributed to the PAA cost (benefit) per average common share. As such, the reported value of the PAA cost (benefit) per average common share may not reflect the result of dividing the PAA cost (benefit) by the weighted average number of common shares outstanding due to rounding.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, economic interest expense included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$859,674	$816,596	$745,423
Premium amortization adjustment	45,472	3,386	11,367
Interest income (excluding PAA) *	$905,146	$819,982	$756,790
Economic interest expense reconciliation
GAAP interest expense	$586,774	$500,973	$318,711
Add:
Net interest component of interest rate swaps	(65,889)	(51,349)	73,957
Economic interest expense *	$520,885	$449,624	$392,668
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$905,146	$819,982	$756,790
Less:
Economic interest expense *	520,885	449,624	392,668
Economic net interest income (excluding PAA) *	$384,261	$370,358	$364,122

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2018	September 30, 2018	December 31, 2017
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$107,232,861	$101,704,957	$100,247,589
Interest income (excluding PAA) *	$905,146	$819,982	$756,790
Average yield on interest earning assets (excluding PAA) *	3.38%	3.22%	3.02%
Average interest bearing liabilities	$91,746,160	$86,638,082	$85,992,215
Economic interest expense *	$520,885	$449,624	$392,668
Average cost of interest bearing liabilities	2.22%	2.08%	1.83%
Economic net interest income (excluding PAA) *	$384,261	$370,358	$364,122
Net interest spread (excluding PAA) *	1.16%	1.14%	1.19%
Interest income (excluding PAA) *	$905,146	$819,982	$756,790
TBA dollar roll income and CMBX coupon income	69,572	56,570	89,479
Interest expense	(586,774)	(500,973)	(318,711)
Net interest component of interest rate swaps	65,889	51,349	(82,271)
Subtotal	$453,833	$426,928	$445,287
Average interest earnings assets	$107,232,861	$101,704,957	$100,247,589
Average TBA contract and CMBX balances	14,788,453	12,216,863	17,509,691
Subtotal	$122,021,314	$113,921,820	$117,757,280
Net interest margin (excluding PAA) *	1.49%	1.50%	1.51%

*	Represents a non-GAAP financial measure.